Exhibit 1.4

Industry Canada	Industrie Canada

Certificate of Amendment	Certificat de modification

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

Neovasc Inc.

Corporate name / Dénomination sociale

404811-3

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the	JE CERTIFIE que les statute de la société
above-named corporation are amended under	susmentionnée sont modifiés aux termes de
section 178 of the Canada Business	1’article 178 de la Loi canadienne sur les
Corporations Act as set out in the attached	sociétés par actions, tel qu’il est indiqué dans les
articles of amendment.	clauses modificatrices ci-jointes.

/s/ Marcie Girouard

Marcie Girouard
Director / Directeur
2013-08-13
Date of Amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Industry Canada	Industrie Canada	Form 4 Articles of Amendment Canada Business Corporations Act (CBCA) (s. 27 or 177)	Formulaire 4 Clauses modificatrices Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

1	Corporate name
Dénomination sociale
Neovasc Inc.

2	Corporation number
Numéro de la société
404811-3

3	The articles are amended as follows
Les statuts sont modifiés de la façon suivante

The corporation amends the description of classes of shares as follows:
La description des catégories d’actions est modifiée comme suit:
See attached schedule / Voir I’annexe ci-jointe

4	Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J’atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Chris Clark
Chris Clark
604-505-1221

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250 (1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou 1’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. lis seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

IC 3069 (2008/04)

Schedule / Annexe

Description of Classes of Shares / Description des catégories d’actions

To provide that the rights, privileges, restrictions and conditions attached to the Common shares of the Corporation are as follows:

a.     To vote at all meetings of shareholders of the Corporation except meetings at which only holders of a specified class of shares are entitled to vote.

b.     To receive, subject to the rights of the holders of another class of shares, any dividend declared by the Corporation (less any tax required to be deducted and withheld by the Corporation); and

c.     To receive, subject to the rights of the holders of another class of shares, the remaining property of the Corporation on the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

Industry Canada	Industrie Canada

Canada Business Corporations Act (CBCA)

FORM 4

ARTICLES OF AMENDMENT

(Sections 27 or 177)

1 - Corporate name

NEOVASC INC.

2 - Corporation number

4,0,4,8,1,1,    ,3

3 - The articles are amended as follows: (Please note that more than one section can be filled out)

A: The corporation changes its name to:

B: The corporation changes the province or territory in Canada where the registered office is situated to:

To complete the change, a Form 3 — Change of Registered Office Address must accompany the Articles of Amendment.

C: The corporation changes the minimum and/or maximum number of directors to: (For a fixed number of directors, please indicate the same number in both the minimum and maximum options).

Minimum number	Maximum number

D: Other changes: (e.g., to the classes of shares, to restrictions on share transfers, to restrictions on the businesses of the corporation or to any other provisions that are permitted by the CBCA to be set out in the Articles) Please specify.

The rights, privileges, restrictions and conditions attaching to the Common shares of the Corporation are as follows:

a. To vote at all meetings of shareholders of the Corporation except meetings at which only holders of a specified class of shares are entitled to vote.

b. To receive, subject to the rights of the holders of another class of shares, any dividend declared by the Corporation (less any tax required to be deducted and withheld by the Corporation); and

c: To receive, subject to the rights of the holders of another class of shares, the remaining property of the Corporation on the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

4 - Declaration

I hereby certify that I am a director or an authorized officer of the corporation.

Signature:	/s/ Chris Clark

Print name:	Chris Clark	Telephone number:	604 505 1221

Note:

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or to both (subsection 250(1) of the CBCA).

IC 3069E (2013/07)

1

Industry Canada	Industrie Canada

Certificate	Certificat
of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

Neovasc Inc.			404811-3

Name of corporation-Dénomination de la société			Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:			Je certifie que les statuts de la société susmentionnée ont été modifiés:

a)	under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a)	en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

b)	under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b)	en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c)	under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒	c)	en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d)	under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d)	en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

/s/ Richard G. Shaw	July 1, 2008 / le 1 juillet 2008
Richard G. Shaw	Date of Amendment - Date de modification
Director - Directeur